UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18th, 2012

ECO-TRADE CORPORATION INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1915 Eye Street, N.W., Washington, D.C.	20006
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (202) 536-5191

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.02 Results of Operations and Financial Condition.

The Company now operates as an independent oil and gas exploration company, that has exploration, drilling and production rights on property in Lewis & Clark County, Montana, near Great Falls totaling over 5,800 acres known as the South Bakken Prospect.  The company’s goal is to build a portfolio of energy producing assets in known and producing oil and gas fields specifically targeting oil and gas shale resource prospects in North America. Based on the success of exploration and drilling, the Company’s primary products will be petroleum based, including light sweet crude, heavy oil and natural gas.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 18th, 2012, the Company appointed Mr. John Pinsent to join William Lieberman and Canon Bryan as a Director of the Company.

Mr. Pinsent has held Director, Audit Committee and Chair positions for numerous publicly-listed companies including Liberty Mines Inc. (TSX), Hyduke Energy Services (TSX), Synodon Inc. (TSX.V), Innovotech Inc. (TSX.V), and Enterprise Oilfield Group (TSX.V).  Additionally he had a distinguished ten-year career with Ernst and Young LLP as  Assurance Senior Manager and their Director of Technology, Communication and Entertainment (TCE) assurance services for Northern Alberta, as well as founding partner of St. Arnaud Pinsent Steman Chartered Accountants. Mr. Pinsent earned his ICD.D from the Institute of Corporate Directors in 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO-TRADE CORP.

/s/ William Lieberman
William Lieberman,  Director

/s/ Canon Bryan
Canon Bryan, Director

Dated: December 18th, 2012